Exhibit 99.1

Press Release

Atomera Appoints Sudarsan Srinivasan as Vice President of Engineering

LOS GATOS, Calif., April 14, 2021 – Atomera Incorporated (Nasdaq: ATOM), a semiconductor materials and technology licensing company, today announced the appointment of Sudarsan Srinivasan as vice president of engineering. In this leadership role, Srinivasan will oversee Atomera’s technology development and integration engineering efforts. Srinivasan has extensive experience in leading-edge semiconductor process development and integration for some of the world’s leading semiconductor chip and wafer fab equipment manufacturers.

Prior to joining Atomera, he has held several technical and leadership roles, most notably at Applied Materials where he led the customer applications technology group to expand Applied Materials’ products beyond logic and memory markets. Srinivasan began his career at Intel as a process development engineer, where he developed and transferred technologies to high volume manufacturing in key modules for Intel’s 32nm down to 14nm process nodes.

“With the slowdown in Moore’s Law, there are many opportunities for Atomera’s patented MST technology to deliver significantly better performance in today’s electronics,” said Scott Bibaud, president and CEO, Atomera. “Sudarsan’s proven experience and deep expertise in semiconductor process technology, materials science, product management and chip manufacturing will be invaluable to our customers as we continue to advance and deploy our silicon proven technology into the $450 billion semiconductor industry.”

“Today we are seeing a conflict in needs, where automation of everything, including automobiles, drives the need for AI and cloud computing with their increased processing requirements, while we are increasingly conscious of our carbon footprint.” said Srinivasan. “Creative semiconductor solutions will be required to meet these needs. I believe Atomera’s MST technology enables further transistor dimensional scaling for faster computation without compromising power efficiency in leading and mature nodes. I am proud to be part of this driven team and to help accelerate customer adoption of MST across the industry.”

Srinivasan holds a bachelor’s in technology degree in metallurgical engineering from the Indian Institute of Technology Madras. He completed a Ph.D. in materials science and engineering at North Carolina State University and was a post-doctoral research associate at the Argonne National Laboratory in Chicago, Illinois.

About Atomera

Atomera Incorporated is a semiconductor materials and technology licensing company focused on deploying its proprietary, silicon-proven technology into the semiconductor industry. For more information, please visit Atomera.com

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Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related our ability to successfully complete the milestones in our joint development agreement or, even if successfully completed, to reach a commercial distribution license with our JDA customer; (3) risks related to our ability to advance the licensing arrangements with our initial integration licensees, Asahi Kasei Microdevices, ST Microelectronics and our fabless licensee, to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (4) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (5) our ability to protect our proprietary technology, trade secrets and knowhow and (6) those other risks disclosed in the section "Risk Factors" included in our annual Report on Form 10-K filed with the SEC on February 19, 2021. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Contact:

Mike Bishop

(415) 894-9633

investor@atomera.com

Media Contact:

Jeremy Hyatt

(949) 607-9000

pr@gflashmedia.com

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